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                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549
                         ----------------------------------

                                    FORM 8-K




                                  CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



                           Date of report: November 12, 1999
                          ----------------------------------
                           (Date of earliest event reported)



          ENSTAR INCOME PROGRAM IV-1, L.P., a Georgia limited partnership
         -------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)



        Georgia                       0-15705                58-1648322
----------------------------     ----------------         -----------------
(State or other jurisdiction       (Commission            (I.R.S. Employer
    of incorporation or             File Number)          identification No.)
      organization)





      12444 Powerscourt Drive
        St. Louis, Missouri                                      63131
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 (Address of principal executive offices)                      (Zip Code)




Registrant's phone number, including area code:          (314) 965-0555
                                                         -----------------




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 Item 1.         Changes in Control of Registrant

         On November 12, 1999, Charter Communications Holding Company, LLC ("Charter Holdco"), managed by and 40.6 percent owned by Charter Communications, Inc., acquired the Registrant's corporate general partner, Enstar Communications Corporation, from Falcon Holding Group, L.P. in connection with Charter Holdco's acquisition of partnership interests in Falcon Communications, L.P. from Falcon Holding Group, L.P. and TCI Falcon Holdings, LLC for an aggregate purchase price of approximately $3.6 billion consisting of cash, membership units in Charter Holdco and $1.67 billion in assumed debt. Prior to November 12, 1999, Enstar Communications Corporation was a wholly-owned subsidiary of Falcon Holding Group, L.P. As of November 12, 1999, Enstar Communications Corporation became a wholly-owned subsidiary of Charter Holdco. To the Registrant's knowledge, Charter Holdco does not own any other securities of the Registrant.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENSTAR INCOME PROGRAM IV-1, L.P.,
                                            a Georgia limited partnership

                                       By:  Enstar Communications Corporation
                                             General Partner

Date:  November 29, 1999.              By: /s/ KENT D. KALKWARF
                                           -----------------------------------
                                           Kent D. Kalkwarf
                                           Senior Vice President and
                                           Chief Financial Officer